Exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK  NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Ben Krueger

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3920

(Name, address and telephone number of agent for service)

The Wornick Company

(Issuer with respect to the Securities)

Delaware	30-0225741

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10825 Kenwood Road Cincinatti, Ohio	42542
(Address of Principal Executive Offices)	(Zip Code)

10 7/8% Senior Secured Notes due 2011

(Title of the Indenture Securities)

Additional Registrants

Exact name of additional registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
The Wornick Company Right Away Division (Guarantor)	Delaware	2032	35-2223696
Right Away Management Corporation (Guarantor)	Delaware	2032	36-4547729
The Wornick Company Right Away Division, L.P. (Guarantor)	Delaware	2032	32-0105479
The address of each of the additional registrants is 200 North 1st Street, McAllen, Texas 78501, (956) 687-9401.

_____________________________________

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

                                                                                Comptroller of the Currency

                                                                                Washington, D.C.

                                               b)    Whether it is authorized to exercise corporate trust powers.

                                Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                                                                None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

                                                                        1.   A copy of the Articles of Association of the Trustee.*

                                                                        2.   A copy of the certificate of authority of the Trustee to commence business.*

                                                                        3.     A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

                                                                        4.     A copy of the existing bylaws of the Trustee.*

                                                                        5.     A copy of each Indenture referred to in Item 4.  Not applicable.

                                                                        6.     The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

                                                                        7.     Report of Condition of the Trustee as of March 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

                                                * Incorporated by reference to Registration Number 333-67188.

NOTE

                The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.  While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

                Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 22nd of September, 2004.

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Benjamin J. Krueger
Benjamin J. Krueger
Assistant Vice President

By:	/s/ Richard H. Prokosch
Richard H. Prokosch
Vice President

Exhibit 6

CONSENT

                In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  September 22, 2004

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Benjamin J. Krueger
Benjamin J. Krueger
Assistant Vice President

By:	/s/ Richard H. Prokosch
Richard H. Prokosch
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2004

($000’s)

3/31/2004
Assets
Cash and Due From Depository Institutions	$7,180,778
Federal Reserve Stock	0
Securities	45,038,794
Federal Funds	2,593,702
Loans & Lease Financing Receivables	116,474,594
Fixed Assets	1,789,213
Intangible Assets	10,532,022
Other Assets	7,996,466
Total Assets	$191,605,569

Liabilities
Deposits	$126,605,087
Fed Funds	5,698,785
Treasury Demand Notes	3,981,328
Trading Liabilities	252,912
Other Borrowed Money	23,295,560
Acceptances	148,067
Subordinated Notes and Debentures	5,807,310
Other Liabilities	5,587,914
Total Liabilities	$171,376,963

Equity
Minority Interest in Subsidiaries	$1,005,645
Common and Preferred Stock	18,200
Surplus	11,677,397
Undivided Profits	7,527,364
Total Equity Capital	$20,228,606

Total Liabilities and Equity Capital	$191,605,569

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Benjamin J. Krueger
Assistant Vice President

Date: September 22, 2004